Exhibit 31.1




                                  CERTIFICATION

     I, Charles Dawson, Chief Executive Officer of Five Star Products, Inc., certify that:

     1. I have reviewed this annual report on Form 10-K of Five Star Products, Inc.;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;


Date: April 29, 2004




                                                              Charles Dawson